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                                                                  Exhibit 32.02

        I, Richard J. Miller, Executive Vice President and Chief Financial Officer, of Cardinal Health, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004 (the "Periodic Report") containing the financial statements of the Company, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 14, 2004


                                    /s/ Richard J. Miller
                                    -----------------------------
                                    Richard J. Miller
                                    Executive Vice President and
                                    Chief Financial Officer